UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 20, 2013

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of PVH Corp. (the “Company”) held on June 20, 2013 (the “2013 Annual Meeting”), stockholders of the Company approved the proposal to approve the material terms under the Company’s Performance Incentive Bonus Plan and the proposal to approve the material terms under the Company’s Long-Term Incentive Plan.

The Company’s Performance Incentive Bonus Plan and Long-Term Incentive Plan are attached as Exhibits 10.1 and 10.2, respectively, to this Report and are incorporated herein by reference.  A summary description of each plan appears below.

Performance Incentive Bonus Plan

The purposes of the Performance Incentive Bonus Plan (the “Bonus Plan”) are to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries, to attract new senior executive employees and to provide additional incentive to such senior executive employees to promote the success of the business of the Company and its subsidiaries.  The Bonus Plan is effective for awards made prior to the Company’s Annual Meeting of Stockholders to be held in 2018 and will terminate after payment of all bonuses, if any, earned with respect to awards made under the Bonus Plan prior to such meeting, unless the stockholders approve the continuation of the Plan no later than the date of the 2018 Annual Meeting of Stockholders.  The Bonus Plan is administered by the Compensation Committee (or such other committee of the Board of Directors that the Board may designate from time to time).

Under the terms of the Bonus Plan, within 90 days after the commencement of each fiscal year, the Committee is required to determine with respect to the executives of the Company and its subsidiaries whose compensation is, or is reasonably expected to become, subject to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and who will be participants in the Bonus Plan with respect to such fiscal year and the performance objectives that must be satisfied for each such participant to be eligible to receive a bonus.  Performance cycles of less than one year may also be established, with performance objectives determined prior to the expiration of 25% of the cycle’s length.  Performance objectives are based upon the achievement of earnings or other performance measures established by the Committee from a list of performance measures set forth in the Bonus Plan.  If and to the extent the performance objectives are achieved, participants are eligible to receive a bonus based upon a percentage of their base salary in effect on the October 31 that coincides with or immediately precedes the last day of the performance cycle.  The Committee establishes three or more targets for each performance cycle, consisting of at least threshold (below which no bonus is payable), plan and maximum (above which no additional bonus is payable) targets, and bonus percentages are established for the achievement of each of the targets.  The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded.  If the level of achievement falls between two of the targets, the bonus is based on a percentage of the participant’s base salary that is on a straight-line interpolation between the percentages for the two targets, or such other basis as the Committee determines at the time the performance objective for the participant is established.  The maximum bonus payable to any participant for a fiscal year will be $7,000,000.

In the event that there is a “change in control” (as such term is defined in the Bonus Plan) during a performance cycle or a participant’s employment terminates during a performance cycle by reason of his or her death, the participant or his or her estate, as the case may be, is entitled to receive a bonus equal to the bonus payable to such participant if the plan level for such performance cycle had been achieved prorated to the portion of such performance cycle actually worked by such participant through the date of the change in control or the participant’s death.  If a participant’s employment terminates during a performance cycle by reason of his or her disability or “retirement” (as such term is defined in the Bonus Plan) or discharge without “cause” (as such term is defined in the Bonus Plan) or for any reason which would constitute grounds for the participant to voluntarily terminate his or her employment for “good reason” under the terms of the participant’s employment agreement, if any, with the Company or a subsidiary, such participant will be entitled to receive the award, if any, which would otherwise have been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant.  In all other cases, a participant must be employed by the Company at the end of the performance cycle in order to remain eligible to receive a bonus.

Participants who qualify for a bonus receive their bonuses in the form of a single sum cash payment no later than 30 days after the Committee certifies that the applicable performance objectives have been satisfied (or in the case of a bonus payable as a result of a change in control or the participant’s death, within 30 days of the change in control or the participant’s death).  In addition, in the event any payment under the Bonus Plan constitutes “deferred compensation” (within the meaning of Section 409A of the Code), and such payment is payable to a participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such bonus will be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the Bonus Plan or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

The Committee has the right to reduce or eliminate any bonus earned based on individual performance or other factors the Committee deems appropriate.

In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all bonuses paid to the participant pursuant to the Bonus Plan on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles that include, in whole or in part, periods with respect to which the financial statements are restated and, if a lesser bonus or bonuses would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the Company’s benefit the amount by which the participant’s bonus or bonuses for the restated period(s) exceeded such lesser bonus or bonuses, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for the Company’s benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant outstanding bonus opportunities and recovery (in whole or in part) of any additional amounts relating to prior bonuses paid to the participant under the Bonus Plan.

Long-Term Incentive Plan

The purposes of the Long-Term Incentive Plan (“LTIP”) are to induce certain senior executive employees to remain in the employ of the Company and its subsidiaries and to provide inducement for such senior executive employees to promote the success of the business of the Company and its subsidiaries.  The Company’s “executive officers,” as defined under the Securities Exchange Act of 1934, as amended, are the only persons eligible to participate in the LTIP.  The LTIP is effective for awards made prior to the Company’s Annual Meeting of Stockholders to be held in 2018 and will terminate after payment of all awards earned thereunder with respect to awards made under the LTIP prior to such meeting, unless the stockholders approve the continuation of the LTIP no later than the date of the 2018 Annual Meeting of Stockholders.  The LTIP is administered by the Compensation Committee (or such other committee of the Board of Directors designated by the Board).

Under the terms of the LTIP, within 90 days after the commencement of each performance cycle, the Committee is required to determine the performance objectives with respect to such performance cycle.  Performance cycles are a three fiscal year period, or other period of at least 13 months, established by the Committee.  Performance objectives are based upon earnings per share growth, return on equity performance or other performance criteria established by the Committee from a list of performance measures set forth in the Bonus Plan.  The Committee establishes three or more targets for each performance cycle, consisting of at least threshold (below which no award is payable), plan and maximum (above which no additional award is payable) targets, and awards are established for the achievement of each of the targets.  Awards are based upon a percentage of a participant’s base salary.  The percentage is lowest for achievement of the threshold target and is highest if the maximum target is achieved or exceeded.  If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant’s base salary that is an interpolation between the percentages for the two targets. The maximum award that may be made to any participant in any fiscal year is $10,000,000.

In the event that there is a “change in control” (as such term is defined in the LTIP) during a performance cycle or a participant’s employment terminates during a performance cycle by reason of his or her death, the participant or his or her estate, as the case may be, is entitled to receive an award equal to the award payable to such participant if the plan level for such performance cycle had been achieved prorated to the portion of such performance cycle actually worked by such participant through the date of the change in control or the participant’s death.  If a participant’s employment terminates during a performance cycle by reason of his or her disability, the participant will receive the award, if any, which would otherwise have been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant.  If a participant’s employment terminates during a performance cycle by reason of his or her “retirement” (as such term is defined in the LTIP) or discharge without “cause” (as such term is defined in the LTIP) or for any reason which would constitute grounds for the participant to voluntarily terminate his or her employment for “good reason” under the terms of the participant’s employment agreement, if any, with the Company or a subsidiary, such participant will be entitled to receive the award, if any, which would otherwise have been payable to such participant for such performance cycle prorated to the portion of such performance cycle actually worked by such participant; provided, however, that in the case of a participant who retires or is discharged without cause or terminates employment for “good reason” prior to the last day of the first fiscal year of a performance cycle, no award will be payable.  In all other cases, a participant must be employed by the Company at the end of the performance cycle in order to remain eligible to receive an award.

If a participant earns an award with respect to a performance cycle, he or she will receive his or her award in the form of a single sum cash payment no later than 30 days after the Committee certifies that the performance objectives have been achieved (or in the case of an award payable as a result of a change in control or the participant’s death, within 30 days of the change in control or the participant’s death).  In addition, in the event any payment under the LTIP constitutes “deferred compensation” (within the meaning of Section 409A of the Code), and such payment is payable to a participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such award will be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made under the LTIP or (y) the first business day following the end of the sixth-month period following the date of the participant’s separation from service.

The Committee has the right to reduce or eliminate any award earned based on individual performance or other factors the Committee deems appropriate.

In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a participant, as determined by the Board of Directors or a committee thereof, the Board or the committee (i) will review or cause to be reviewed all awards paid to the participant pursuant to the LTIP on the basis of having met or exceeded performance objective(s) or other measures or goals for performance cycles that include, in whole or in part, periods with respect to which the financial statements are restated and, if a lesser award or awards would have been paid to the participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the Company’s benefit of the amount by which the participant’s award(s) for the restated period(s) exceeded such lesser award or awards, plus a reasonable rate of interest and (ii) to the extent permitted by applicable law, may take or cause to be taken for the Company’s benefit such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the participant’s outstanding award opportunities and recovery (in whole or in part) of any additional amounts relating to prior awards paid to the participant under the LTIP.

Item 5.07  Submission of Matters to a Vote of Security Holders.

There were present in person or by proxy at the 2013 Annual Meeting holders of 71,684,205 shares of the Company’s common stock.  These shares present represented approximately 88.45% of the shares of common stock eligible to be voted at the meeting.  The holders of the common stock voted on the matters reported below.

The following directors were elected to serve for a term of one year:

	For	Against	Abstain	Broker Non-Vote
Mary Baglivo	68,583,011	28,640	36,008	3,036,546
Emanuel Chirico	67,189,978	1,294,672	163,009	3,036,546
Juan R. Figuereo	68,211,806	398,749	37,104	3,036,546
Joseph B. Fuller	67,996,086	616,813	34,760	3,036,546
Fred Gehring	68,217,340	395,925	34,394	3,036,546
Margaret L. Jenkins	68,584,177	27,728	35,754	3,036,546
Bruce Maggin	67,698,279	913,091	36,289	3,036,546
V. James Marino	68,571,009	40,069	36,581	3,036,546
Helen McCluskey	68,183,171	425,744	38,744	3,036,546
Henry Nasella	68,539,906	70,011	37,742	3,036,546
Rita M. Rodriguez	68,213,732	400,004	33,923	3,036,546
Craig Rydin	68,580,449	31,087	36,123	3,036,546

The proposal to approve the material terms under the Bonus Plan was approved.  The vote was: FOR – 67,289,697; AGAINST – 1,313,980; ABSTAIN – 43,862; and there were 3,036,666 broker non-votes.

The proposal to approve the material terms under the LTIP was approved.  The vote was: FOR – 67,298,296; AGAINST – 1,306,174; ABSTAIN – 43,069; and there were 3,036,666 broker non-votes.

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers was approved.  The vote was: FOR – 67,807,300; AGAINST – 789,081; ABSTAIN – 51,158; and there were 3,036,666 broker non-votes.

The proposal for Ernst & Young LLP to serve as the Company’s independent auditors for its current fiscal year was ratified. The vote was: FOR – 69,985,808; AGAINST- 1,678,396; and ASTAIN – 110,001.  There were no broker non-votes for this proposal.

Item 9.01                      Financial Statements and Exhibits.

(d)                      Exhibits.

Exhibit No.                      Description

10.1	PVH Corp. Performance Incentive Bonus Plan, as amended and restated effective May 2, 2013

10.2	PVH Corp. Long-Term Incentive Plan, as amended and restated effective May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date: June 25, 2013

EXHIBIT INDEX

Exhibit No.                      Description

10.1	PVH Corp. Performance Incentive Bonus Plan, as amended and restated effective May 2, 2013

10.2	PVH Corp. Long-Term Incentive Plan, as amended and restated effective May 2, 2013